Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 on Form S-1 to Registration Statement No. 333-139882 on Form S-3 of our report dated March 17, 2005, relating to the financial statements and financial statement schedule of Langer, Inc. for the year ended December 31, 2004 appearing in the Annual Report on Form 10-K of Langer, Inc. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York
November 15, 2007